EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180219 on Form S-8 and Registration Statement No. 333-188728 on Form S-3 of our report dated December 4, 2013, relating to the consolidated financial statements of M/A-COM Technology Solutions Holdings, Inc. appearing in this Annual Report on Form 10-K of M/A-COM Technology Solutions Holdings, Inc. for the year ended September 27, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 4, 2013